Exhibit 5.1

February 14, 2020

Corteva, Inc.

E.I. du Pont de Nemours and Company

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Corteva, Inc., a Delaware corporation (“Corteva”), and E.I. du Pont de Nemours and Company, a Delaware corporation and Corteva’s direct subsidiary (“EID”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-231871), filed with the Commission on May 31, 2019 (as so amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) debt securities of Corteva (the “Corteva Debt Securities”); (ii) shares of Corteva’s common stock, par value $0.01 per share (the “Common Stock”); (iii) unconditional guarantees of the Corteva Debt Securities (the “Corteva Debt Guarantee”) by EID (in such capacity, the “Corteva Debt Guarantor”); (iv) shares of Corteva’s preferred stock, par value $0.01 per share (the “Preferred Stock”), which may be represented by depositary share receipts for depositary shares (the “Depositary Shares”); (v) warrants of Corteva (the “Warrants”); (vi) purchase contracts of Corteva (the “Purchase Contracts”); (vii) rights to purchase Common Stock, Preferred Stock or Corteva Debt Securities (the “Subscription Rights”) in one or more series under a rights agreement (the “Subscription Rights Agreement”) to be entered into by Corteva and a rights agent (the “Subscription Rights Agent”), (viii) units of Corteva (the “Units”), (ix) debt securities of EID (the “EID Debt Securities” and, together with the Corteva Debt Securities, the “Debt Securities”) and (x) unconditional guarantees of the EID Debt Securities (the “EID Debt Guarantee” and, together with the Corteva Debt Guarantee, the “Guarantees”) by Corteva (in such capacity, the “EID Debt Guarantor”). The Debt Securities, the Common Stock, the Guarantees, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts, the Subscription Rights and the Units are collectively referred to herein as the “Securities.” Corteva and EID are collectively referred to herein as the “Registrants”.

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, (i) the Corteva Debt Securities will be issued under an indenture (as amended by the Corteva Supplemental Indenture (as defined below), if applicable, the “Corteva Indenture”) between Corteva, as issuer, and U.S. Bank National Association, as trustee (the “Corteva Trustee”), a form of which is filed as an exhibit to the Registration Statement, (ii) the Corteva Debt Guarantee, if applicable, will be issued under a supplemental indenture (the “Corteva Supplemental Indenture”), among Corteva, as issuer, the Corteva Debt Guarantor and the Corteva Trustee, a form of which is filed as an exhibit to the Registration Statement, and (iii) the EID Debt Securities (and, if applicable, the EID Debt Guarantee) will be issued under an indenture (the “EID Indenture” and, together with the Corteva Indenture, the “Indentures”) between EID, as issuer, and U.S. Bank National Association, as trustee (the “EID Trustee”), a form of which is filed as an exhibit to the Registration Statement, in each case as amended, supplemented or otherwise modified from time to time.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Amended and Restated Certificate of Incorporation of Corteva, as amended; (ii) the Amended and Restated Bylaws of Corteva; (iii) the Fourth Amended and Restated Certificate of Incorporation of EID; (iv) the Amended and Restated Bylaws of EID; (v) the Registration Statement; and (vi) the Indentures. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Registrants and documents furnished to us by the Registrants without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by either Registrant with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the either Registrant or any restriction imposed by any court or governmental body having jurisdiction over either

Registrant; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the applicable Registrant and the other parties thereto; (vii) any deposit agreement, warrant agreement, Subscription Rights Agreement, Warrant, Purchase Contract, Subscription Right or Unit will be governed by the laws of the State of New York; and (viii) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

1. with respect to Corteva Debt Securities and the Corteva Debt Guarantee to be issued under the Corteva Indenture, assuming (A) the Corteva Trustee has been qualified to act as trustee under the Corteva Indenture, (B) the Corteva Trustee has duly executed and delivered the Corteva Indenture, (C) the Corteva Indenture has been duly authorized and validly executed and delivered by Corteva and, if applicable, the Corteva Debt Guarantor to the Corteva Trustee, (D) the Corteva Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the board of directors of Corteva, a duly constituted and acting committee thereof or any officers of Corteva delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Corteva Board”) and, if applicable, the board of directors of the EID, a duly constituted and acting committee thereof or any officers of the EID delegated such authority (such board of directors, committee or officers being, for the purposes of this paragraph, referred to as the “EID Board”) have taken all necessary corporate action to approve the issuance and terms of a particular series of Corteva Debt Securities and the Corteva Debt Guarantee, as applicable, the terms of the offering thereof, and related matters and (F) such Corteva Debt Securities and Corteva Debt Guarantee, as applicable, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Corteva Indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Corteva Board and EID Board, as applicable, upon payment of the consideration therefor provided for therein, such Corteva Debt Securities and the Corteva Debt Guarantee, as applicable, will be validly issued and will constitute valid and binding obligations of Corteva and the Corteva Debt Guarantor, as applicable, enforceable against them in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

2. with respect to EID Debt Securities and the EID Debt Guarantee to be issued under the EID Indenture, assuming (A) the EID Trustee has been qualified to act as trustee under the EID Indenture, (B) the EID Trustee has duly executed and delivered the EID Indenture, (C) the EID Indenture has been duly authorized and validly executed and delivered by EID and, if applicable, the EID Debt Guarantor, to the EID Trustee, (D) the EID Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the EID Board and, if applicable, the Corteva Board have taken all necessary corporate action to approve the issuance and terms of a particular series of EID Debt Securities and the EID Debt Guarantee, as applicable, the terms of the offering thereof, and related matters and (F) such EID Debt Securities and the EID Debt Guarantee, as applicable, have been duly executed, authenticated, issued and delivered in accordance with the provisions of the EID Indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the EID Board and the Corteva Board, as applicable, upon payment of the consideration therefor provided for therein, such EID Debt Securities and EID Debt Guarantee, as applicable, will be validly issued and will constitute valid and binding obligations of EID and the EID Debt Guarantor, as applicable, enforceable against them in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

3. with respect to the Common Stock, when (A) the Corteva Board has taken all necessary corporate action to approve the issuance and terms of the offering, and related matters, of the Common Stock in conformity with the Amended and Restated Certificate of Incorporation of Corteva, and (B) certificates representing such Common Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of such issuances Corteva has a sufficient number of authorized and unissued shares of Common Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Corteva Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Corteva Board, for the consideration approved by the Corteva Board (which consideration is not less than the par value of the Common Stock), then such Common Stock will be validly issued, fully paid and nonassessable;

4. with respect to the Preferred Stock, when (A) the Corteva Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof, and related matters in conformity with the Amended and Restated Certificate of Incorporation of Corteva, including the adoption of a Certificate of Designation relating to such Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, (B) such Certificate of Designation has been properly filed with the Secretary of State of the State of Delaware and (C) certificates representing such Preferred Stock have been duly executed, countersigned, registered and delivered, assuming that at the times of such issuances, Corteva has a sufficient number of authorized and unissued shares of Preferred Stock available therefor, either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Corteva Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Corteva Board, for the consideration approved by the Corteva Board (which consideration is not less than the par value of the Preferred Stock), then such Preferred Stock will be validly issued, fully paid and nonassessable;

5. with respect to the Depositary Shares, when (A) the Corteva Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Depositary Shares and the related series of Preferred Stock, the terms of the offering thereof and related matters, (B) a deposit agreement relating to the Depositary Shares has been duly authorized and validly executed and delivered by Corteva, the depositary appointed by Corteva and each other party thereto, (C) the Certificate of Designation for the related series of Preferred Stock has been properly filed with the Secretary of State of the State of Delaware, (D) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Corteva Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein and (E) Depositary Shares or receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate deposit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Corteva Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued and will constitute valid and binding obligations of Corteva, enforceable against Corteva in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

6. with respect to the Warrants, when (A) the Corteva Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (B) a warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by Corteva, the warrant agent appointed by Corteva and each other party thereto, (C) if such Warrants are exercisable for Corteva Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Warrants are exercisable for shares of Common Stock, the actions described in paragraph 3 above have been taken, (E) if such Warrants are exercisable for shares of Preferred Stock, the actions described in paragraph 4 above have been taken, and (F) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Corteva Board upon payment of the consideration therefor provided for therein, then the Warrants will be validly issued and will constitute valid and binding obligations of Corteva, enforceable against Corteva in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

7. with respect to the Subscription Rights, when (A) the Corteva Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Subscription Rights, the terms of the offering thereof and related matters, (B) the Subscription Rights Agreement has been duly authorized and validly executed and delivered by Corteva, the Subscription Rights Agent and each other party thereto, (C) if such Subscription

Rights are exercisable for Corteva Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Subscription Rights are exercisable for shares of Common Stock, the actions described in paragraph 3 above have been taken, (E) if such Subscription Rights are exercisable for shares of Preferred Stock, the actions described in paragraph 4 above have been taken, and (F) the Subscription Rights or certificates representing the Subscription Rights have been duly executed, countersigned, registered and delivered in accordance with the provisions of the appropriate Subscription Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Corteva Board upon payment of the consideration therefor provided for therein, then the Subscription Rights will be validly issued and will constitute valid and binding obligations of Corteva, enforceable against Corteva in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and

8. with respect to the Purchase Contracts and/or the Units, when (A) such Purchase Contracts and/or Units have been duly authorized, executed and delivered by the parties thereto, (B) the Corteva Board has taken all necessary corporate action to approve the creation of and the issuance and terms of such Purchase Contracts and/or Units, the terms of the offering thereof and related matters, (C) if such Purchase Contracts and/or Units relate to the issuance and sale of Corteva Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Purchase Contracts and/or Units relate to the issuance and sale of shares of Common Stock, the actions described in paragraph 3 above have been taken, and (E) if such Purchase Contracts and/or Units relate to the issuance and sale of shares of Preferred Stock, the actions described in paragraph 4 above have been taken, then such Purchase Contracts and/or Units will be legally issued and binding obligations of Corteva, enforceable against Corteva in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Indentures, any Debt Security, Warrant, Purchase Contract, Subscription Right or Unit that (i) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (ii) contains a waiver of an inconvenient forum, (iii) relates to the waiver of rights to jury trial or (iv) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (x) the enforceability of the provisions of the Indentures, any Debt Security, Warrant, Purchase Contract, Subscription Right or Unit to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (y) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Corteva, Inc.

974 Centre Road

Wilmington, DE 19805

E.I. du Pont de Nemours and Company

974 Centre Road

Wilmington, DE 19805

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